Exhibit 10.8

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

THIS SETTLEMENT AGREEMENT WITH MUTUAL RELEASES (“Settlement Agreement”) is entered into on September 26, 2023, by and between HFactor, Inc. (“Company") and Connie Lemon (“Holder”). Company and Holder are sometimes collectively referred to in this Settlement Agreement as the “Parties” or, individually, as a “Party.”

RECITALS

WHEREAS, the Company has an outstanding promissory note with a current principal balance due and owing in the amount of $90,000 plus accrued interest (the “Note”) payable to Holder; and

WHEREAS, the Parties have negotiated a proposed settlement with respect to the Note and wish to formalize said proposal through this Settlement Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements expressed herein, and the recitals set forth above, which form a part of, and are incorporated into this Settlement Agreement, all of which constitutes good and valuable consideration, the Parties agree as follows:

AGREEMENT

1. Settlement Shares.

a) Series D Preferred Shares. Company shall issue to Holder 18 restricted shares of Series D Preferred Stock (the “Shares”), which equate to 0.18% of the Company’s common stock on a fully diluted basis, within five (5) business days of the execution of this Settlement Agreement in full payment and satisfaction of the Note. Upon issuance of the Shares, the Note shall be deemed paid in full and the Company shall have the legal right and authority to remove the Note from its books and records.

b) Legends. Holder understands that until such time as the Shares have been registered under the 1933 Act or may be sold pursuant to any applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue a certificate for the applicable shares without such legend to the holder of any security upon which it is stamped or (as requested by such holder) issue the shares to such holder by electronic delivery by crediting the account of such holder’s broker with The Depository Trust Company (“DTC”), if, unless otherwise required by applicable state securities laws, (a) such security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold; or (b) the Company or Holder provides the Legal Counsel Opinion (as contemplated by and in accordance herewith) to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act. Holder agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

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2. Holder Release. With the exception of rights and obligations created by this Settlement Agreement, Holder and all of his successors, heirs, assigns, affiliates, agents, attorneys, and anyone claiming by, through or under them, does hereby unconditionally and forever release and discharge Company, Company successors, assigns, affiliates, partners, members, officers, directors, employees and attorneys, of and from any and all liability, claims, counterclaims, damages, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, costs, expenses, rights, and causes of action of any nature whatsoever, whether arising at law or in equity, whether known or unknown, whether the liability be direct or indirect, liquidated or unliquidated, which Holder may now have, own, or at any time heretofore have ever had, owned, or held against Company from the beginning of time to the date of this Settlement Agreement. It is the intent and understanding of the Parties that this is a complete, general release and waiver of all claims.

3. Company Release. With the exception of rights and obligations created by this Settlement Agreement, Company, on behalf of itself and all of its successors, heirs, assigns, affiliates, agents, attorneys, and anyone claiming by, through or under them, does hereby unconditionally and forever releases and discharge Holder and his successors, assigns, affiliates, members, partners, officers, directors, employees and attorneys of and from any and all liability, claims, counterclaims, damages, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, costs, expenses, rights, and causes of action of any nature whatsoever, whether arising at law or in equity, whether known or unknown, whether the liability be direct or indirect, liquidated or unliquidated, which Company may now have, own, or at any time heretofore have ever had, owned, or held against Holder from the beginning of time to the date of this Settlement Agreement. It is the intent and understanding of the Parties that this is a complete, general release and waiver of all claims.

4. Representations and Warranties. Each of the Parties represents and warrants to the other as follows:

(a) Authorization and Validity. The execution and delivery of this Settlement Agreement by the Parties and the performance of their obligations hereunder have been duly authorized, and this Settlement Agreement constitutes the legal, valid, and binding obligation of the Parties in accordance with its terms. The Parties represent that they are not aware of any claims arising from or related to the Note that are held by any third party.

(b) Arms-Length Agreement. The Parties acknowledge (i) that they have had access to independent legal counsel in the negotiation of the terms of and in the preparation and execution of this Settlement Agreement, and that they have had the opportunity to review, analyze and discuss with counsel this Settlement Agreement and the underlying factual matters relevant to this Settlement Agreement for a sufficient period of time before the execution and delivery hereof (or that they hereby expressly waive the right to obtain advice from counsel); (ii) that all of the terms of this Settlement Agreement were negotiated at arm’s-length; (iii) that this Settlement Agreement was executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties; and (iv) the execution and delivery of this Settlement Agreement are the free and voluntary act of the Parties.

(c) No Reliance. The Parties did not rely upon any statement, representation or promise of any other Party (or of any officer, agent, employee, representative, or attorney for any other Party) in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement.

(d) Assignment of Claims. The Parties have not heretofore assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims addressed, resolved, compromised, settled, or otherwise disposed of by this Settlement Agreement and each Party has the full power and authority to enter into this Settlement Agreement and grant the consideration required herein.

5. Notices. Any notice, request, demand, or other communication which is required or may be given under this Settlement Agreement shall be in writing and shall be deemed to have been duly given on the day that it is electronically emailed, to the following email addresses or to such other additional email address as any Party might designate by written notice to the other Party with copy to such Party’s counsel:

To Holder:	Attn: Connie Lemon

Email: ____________________

To Company:	Attn: Mike Lee

Email: ____________________

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6. Miscellaneous.

(a) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note, or any other agreement, certificate, instrument, or document contemplated hereby shall be brought only in the state courts located in Clark County, Nevada or in the federal courts located in Clark County, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS SETTLEMENT AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Settlement Agreement or any other agreement, certificate, instrument or document contemplated hereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Settlement Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b) Merger and Integration. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

(c) Modification. This Settlement Agreement may be amended only by an agreement in writing, signed by all Parties hereto.

(d) Binding Effect. Once executed by all the Parties hereto, this Settlement Agreement is binding upon and shall inure to the benefit of each of the Parties and its respective agents, attorneys, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(e) Severability. Whenever possible, each term, provision and condition of this Settlement Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term, provision or condition of this Settlement Agreement shall be found or held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Settlement Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

(f) Construction. Whenever the context hereof so requires, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

(g) Headings. The headings and subheadings contained in this Settlement Agreement are intended for convenience only and shall in no way affect the meaning or interpretation of the Settlement Agreement.

(h) Interpretation. The Parties acknowledge that they have cooperated in the drafting and preparation of this Settlement Agreement and that no provision of this Settlement Agreement shall be construed against or interpreted to the disadvantage of any Party hereto by reason of such Party having drafted such a provision or being deemed to have drafted such a provision.

(i) Attorneys’ Fees and Costs. In the event of any action, suit or other proceeding concerning the interpretation, validity, performance, or breach of any of the terms and conditions of this Settlement Agreement, the prevailing party shall recover reasonable attorney’s fees, costs and expenses incurred in each and every such action, suit, or other proceeding, including any and all appeals and/or petitions relating thereto.

(j) Counterparts. This Settlement Agreement may be executed in counterparts, each of which shall be deemed an original, but when taken together with the other signed counterparts shall constitute one Settlement Agreement, which shall be binding upon and effective as to all signatories hereto.

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(k) Further Acts. The Parties agree to perform any further acts and to execute and deliver any such further and additional documents which may be reasonably necessary to carry out the intent, terms, and effect of this Settlement Agreement.

(l) Survival; Successors and Assigns. Whenever a Party is referred to in this Settlement Agreement, such reference shall be deemed to include the successors and assigns of such Party. All covenants, agreements, representations, and warranties made herein shall survive this Settlement Agreement and continue in full force and effect.

(m) Effectiveness. This Settlement Agreement is effective when signed by all parties listed below and is deemed executed effective as of the date first appearing above.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY

HFactor, Inc.

By:
Name: Mike Lee
Title: COO

HOLDER

Connie Lemon, individually

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